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                                PROMISSORY NOTE


June 17, 1996                                                  $636,000.00

SIXTY DAYS AFTER DATE, for value received CINEMA RIDE, INC., a Delaware corporation, (Maker) promises to pay to the order of Jaime Sohacheski, ("Holder") the sum of Six Hundred Thrity-Six Thousand ($636,000.00).

Both principal and interest shall be payable at such place as may be designated by the holder thereof.

Upon default in the payment of principal or interest or any part thereof when due, then the unpaid principal sum and accrued interest shall become immediately due and payable at the option of the holder hereof, and the Note shall thereafter bear interest at the rate of 2% per month until fully paid. The failure of the Holder of this Note to exercise such option shall not be taken or constructed to be a waiver of the right to exercise such option.

The Maker agrees to pay all costs and expenses if collection, including attorney's fees, in the event this Note is not paid when due and wether or not suit is filed.

The Holder's failure, at any time or times hereafter, to require strict performance by the Maker of any provision or term of this Note shall not waive, affect or diminish any right of the Holder thereafter to demand strict compliance and performance herewith. None of the undertakings of the Maker under this Note shall be deemed to be suspended or waived by the Holder unless such suspension or waiver is in writing, signed by the Holder and delivered to the "Maker".

This note shall be governed by the laws of the State of California. If any provisions of this Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate the remainder of such provision or the remaining provisions of the Note.


         CINEMA RIDE, INC., (Maker)



         --------------------------
         By Mitch Francis                   12001 Ventura Place
         Its President                      Suite 340
                                            Studio City, CA 91604
                                            818/ 761-1002



                                 EXHIBIT 10.33